UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 19, 2015

SPAN-AMERICA MEDICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

South Carolina	0-11392	57-0525804
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

70 Commerce Center, Greenville, South Carolina	29615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(864) 288-8877

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Shareholders on February 19, 2015.  At this meeting, the following directors were elected: Guy R. Guarch was elected for a one-year term expiring in 2016, Thomas J. Sullivan was elected for a two-year term expiring in 2017, and Thomas D. Henrion and Linda D. Norman were elected for three-year terms expiring in 2018.  The voting details are as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Guy R. Guarch	1,742,188	21,066	0	861,749
Thomas J. Sullivan	1,743,712	19,542	0	861,749
Thomas D. Henrion	1,742,118	21,136	0	861,749
Linda D. Norman	1,743,312	19,942	0	861,749

Robert H. Dick, James D. Ferguson and Robert B. Johnston continued in office as directors with terms expiring in 2016.  Thomas F. Grady, Jr. and Dan R. Lee continued in office as directors with terms expiring in 2017.

            The Company held a non-binding advisory vote on executive compensation, commonly referred to as a “say-on-pay” vote, in which the Company’s shareholders were asked to approve the compensation of the Company’s executive officers named in the Summary Compensation Table in the proxy statement for the meeting, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure included the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).  The voting details are as follows:

Matter	For	Against	Abstain	Broker Non-Votes
Say-on-Pay	1,725,825	20,460	16,969	861,749

                Finally, the shareholders approved the selection of Elliott Davis, LLC as the Company’s independent registered public accounting firm for fiscal year 2015. The voting results are as follows:

Matter	For	Against	Abstain	Broker Non-Votes
Approve selection of Elliott Davis, LLC	2,610,008	12,244	2,751	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPAN-AMERICA MEDICAL SYSTEMS, INC.
(Registrant)
Date: February 23, 2015

	By:	/s/ Richard C. Coggins
Richard C. Coggins
Chief Financial Officer